Exhibit 24 - Consent of Registered Public Accountants

MOE O’SHAUGHNESSY & ASSOCIATES, P.S.

 CONSENT OF REGISTERED PUBLIC ACCOUNTANTS

Board of Directors
Electronic Systems Technology, Inc.
Kennewick, Washington

We hereby consent to the use of our opinion, dated February 15, 2005, on the financial statements of Electronic Systems Technology, Inc., for the years ended December 31, 2004 and 2003 in the Form 10-KSB.

MOE O'SHAUGHNESSY & ASSOCIATES, P.S.

/s/ JENNY ANDERSON

Jenny E. Anderson,
Certified Public Accountant

Spokane, Washington
February 25, 2005

 427 W. Sinto Ave., Spokane, Washington 99201
Phone (509) 325-4900 Fax (509) 325-9345 E-Mail moaps@qwest.net